UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2008

VYTERIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ		07410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 21, 2008, Vyteris, Inc. (the “Company”) entered into employment agreements with two of its executive officers.

Information regarding general terms in each employment agreement is set forth on the chart below. Mr. Hartounian also has other benefits which are set forth in his employment agreement, which shall be attached as an Exhibit to the Company’s 10-K for the year ending December 31, 2008.

	Haro Hartounian	Joseph Himy
Title	President	CFO
Effective Date	May 1, 2008	May 1, 2008
Termination Date	December 1, 2009	December 1, 2009
Salary	$325,000	$192,000
Renewal	18 months	18 months
Bonus	Up to 40% of base salary, in cash	Up to 25% of base salary, payable in stock or cash
Options	166,667 options with 83,333 options vesting over six quarters in equal amounts of 13,889 options per quarter, and 83,334 options which shall vest upon achievement of certain agreed upon milestones.	65,000 options with 32,500 options vesting over six quarters in equal amounts of 5,417 options per quarter, and 32,500 options which shall vest upon achievement of certain agreed upon milestones.

Item 5.02 Appointment of Certain Officers. Compensatory Arrangements of Certain Officers

Effective as of December 1, 2008, Haro Hartounian, the Company’s President, shall be the Chief Executive Officer of the Company.

The Company also entered into employment agreements with Mr. Hartounian and Joseph Himy, its CFO, as of November, 21 2008. The agreements are described in Item 1.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/ Joseph Himy
Name: Joseph Himy
Title: Chief Financial Officer Dated: November 26, 2008